                                                                EXHIBIT 4.4

THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. SUCH WARRANTS AND SHARES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                              SCOOP, INC.

                                WARRANT

                       DATED:  OCTOBER 18, 1996

                    ______________________________


Holder:  Bell & Howell Company

Number of Warrants:  550,000

                   ______________________________


    THIS CERTIFIES THAT Holder is the owner of the number of Warrants (the "Warrants") set forth above of SCOOP, INC., a California corporation (the "Company"). Each Warrant entitles the registered holder to purchase one share of common stock of the Company ("Common Stock"). For purposes of this Warrant, the term "Warrant Shares" means the shares of Common Stock purchasable hereunder.

    The per share exercise prices for the Warrant Shares shall be as follows:

                        Number of            Exercise Price
                        Warrants             Per Warrant Share
                        ---------            -----------------
    First Tier          300,000        @         $ 6.50
    Second Tier         150,000        @         $10.00
    Third Tier          100,000        @         $15.00

    1. RIGHT TO EXERCISE WARRANTS; ADDITIONAL WARRANTS. The rights represented by this Warrant may be exercised at any time and from time to time, in whole or in part and in any order of the then available exercise prices, commencing as of the date hereof, and terminating at 5:00 p.m., Los Angeles time, on October 31, 1999 (the "Expiration Time"). In the event Holder exercises this Warrant with respect to 300,000 or more Warrant Shares on or before September 15, 1997 (the "Incentive Exercise Date"), at the election of Holder, and without reducing the number of Warrants remaining exercisable under any tier of this Warrant, either (i) the total number of Warrants exercisable at $6.50 per Warrant Share under the first tier of this Warrant shall be increased from 300,000 to 500,000, provided that Holder's right to exercise the additional 200,000 Warrants described in this clause (i), if applicable, shall terminate at 5:00 p.m., Los Angeles time, on the Incentive Exercise Date, or (ii) the total number of Warrants exercisable at $10.00 per Warrant Share under the second tier of this Warrant shall be increased from 150,000 to 200,000 and the total number of Warrants exercisable at $15.00 per Warrant Share under the third tier of this Warrant shall be increased from 100,000 to 200,000. Holder's right to exercise the additional 150,000 Warrants described in clause (ii) above, if applicable, shall terminate at the Expiration Time.

    2.   EXERCISE OF WARRANTS.    Subject to Section 1 and the other
provisions of this Warrant, the rights represented by this Warrant may be exercised from time to time, in whole or in part, by: (i) surrender of this Warrant, together with the purchase form attached hereto properly executed and completed showing the number of Warrant Shares to be purchased and the applicable exercise price(s) thereof, at the principal executive office of the Company (or to such transfer agent of the Company as it may designate by written notice to Holder); (ii) payment to the Company in immediately available funds of the aggregate exercise price for the number of Warrant Shares specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) delivery to the Company of a written representation from Holder that Holder is acquiring the Warrant Shares for Holder's own account for investment purposes only and not with a view to distribute or sell such Warrant Shares. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date the Warrant is surrendered and payment and investment representations are made in accordance with the foregoing provisions of this Section 2, and Holder shall become the holder of record of the Warrant Shares issuable upon such exercise at that time and date. Within five (5) business days after the rights represented by this Warrant shall have been so exercised, the Company shall deliver to Holder the certificate for the Warrant Shares so purchased and, if less than all of the Warrant Shares purchasable hereunder have been purchased upon such exercise, a Warrant in the form of this Warrant representing the right to purchase the balance of the Warrant Shares until the Expiration Time. Each certificate for Warrant Shares so purchased shall bear a legend substantially similar to the following restrictive legend:

              "These securities have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be sold or offered for sale unless registered under said Act and any applicable state securities laws or unless the Company has received an opinion of counsel satisfactory to the Company that such registrations are not required."

    3.   ASSIGNMENT.    Holder agrees that neither this Warrant nor any of
Holder's rights hereunder may be transferred, sold, assigned, hypothecated or otherwised disposed of by Holder without the prior written consent of the Company, which the Company may withhold in its absolute discretion; provided, however, that without the prior consent of the Company, but subject to any restrictions imposed by applicable securities laws, Holder shall be entitled to transfer this Warrant and all of its rights hereunder to any direct or indirect parent or subsidiary or to any purchaser or other transferee of all or substantially all of Holder's information access business so long as such purchaser or transferee is not a direct competitor of the Company. For purposes of this Warrant, the term "direct competitor" shall include Individual Inc., M.A.I.D. plc, Desktop Data, Inc., Infoseek Corporation, Information Access Company and any other entity primarily engaged in the business of providing customers with an Internet based business information service with a data archive of six months or less. Any attempted prohibited disposition of this Warrant or any of Holder's rights hereunder without the Company's prior written consent shall be void and of no effect. In the event the Company consents to any such transfer, sale, assignment, hypothecation or other disposition of this Warrant, Holder agrees that such disposition shall be effected only pursuant to a valid and effective registration statement or if the Company has received from counsel to the Company (or, at the Company's election, from counsel to the Holder that is reasonably acceptable to the Company) a written opinion, in a form reasonably acceptable to the Company, to the effect that registration of the Warrant or the Common Stock underlying the Warrant is not necessary in connection with such transfer, sale, assignment, hypothecation or other disposition. Any such permitted assignment shall be effected by Holder by: (i) surrendering the Warrant for cancellation at the principal executive office of the Company (or to such transfer agent of the Company as it may designate by written notice to Holder), accompanied by the transfer form attached hereto properly completed and executed and the opinion of counsel referred to above; and (ii) delivering to the Company a written representation from the transferee Holder (in a form acceptable to the Company and its counsel) that such Warrant is being acquired for the account of such transferee Holder for investment purposes only and not with a view to its distribution or resale; whereupon the Company shall issue, in the name or names specified by Holder (including Holder) new Warrants representing in the aggregate rights to purchase the same number of Warrant Shares as are purchasable under the Warrant surrendered. The term "Holder" shall be deemed to include any person to whom this Warrant is transferred in accordance with the terms hereof.

    4.   REGISTRATION RIGHTS.

         (a) Commencing two (2) years from the date hereof, Holder shall have the right, exercisable by written notice to the Company, to have the Company prepare, file and use its best efforts to have declared effective by the Securities and Exchange Commission, a registration statement covering Warrant Shares owned and held of record by Holder at the time of exercise of such registration rights for at least twelve (12) consecutive months. Notwithstanding the foregoing, the Company shall not be obligated to effect a registration pursuant to this Section 4(a): (i) after the Company has effected two (2) registrations pursuant to this Section 4(a); (ii) during the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days following the effective date of, a registration statement pertaining to a firmly underwritten offering of securities by the Company, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; (iii) if the Company shall furnish Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed at that time, in which case the Company's obligations to use its best efforts to file a registration statement shall be deferred for a period not to exceed ninety (90) days; provided, however, that the Company shall not obtain such a deferral more than once in any twelve (12) month period; or
(iv) with respect to any Warrant Shares which may be sold or transferred by Holder pursuant to Rule 144 of the Act (or any successor rule thereto) either without volume limitations or in compliance with any applicable volume limitations, it being understood that the foregoing clause (iv) shall not affect or limit Holder's registration rights under this Section 4(a) with respect to any Warrant Shares which are not so transferrable pursuant to Rule 144.

         (b) Commencing one (1) year following the closing of the initial public offering of the Company's Common Stock pursuant to an effective registration statement under the Act, and for a period of three (3) years thereafter, each time the Company proposes to file a registration statement under the Act (other than a registration statement relating to the issuance of securities of the Company pursuant to employee benefit plans or the distribution of securities of the Company in connection with a merger, acquisition or exchange offer) covering the proposed sale for cash of shares of its Common Stock on a form that would also permit the registration of Warrant Shares, the Company shall give written notice thereof to Holder. Upon the written request of Holder given within twenty (20) days after such written notice from the Company, the Company shall use its best efforts to cause the number of Warrant Shares requested by the Holder to be included in the registration statement. If the managing underwriter or underwriters of such public offering determine, in their sole discretion, that marketing factors require a limitation of the number of shares to be underwritten or that the inclusion of any or all of the Warrant Shares in the registration could jeopardize the success of the offering by the Company, the Warrant Shares requested by the Holder to be registered shall be reduced or excluded from the offering as determined by the underwriters, in their sole discretion; provided that if any other holders of Common Stock of the Company with registration rights have also requested registration, the number of Warrant Shares and all such other stock shall be reduced proportionately based upon the number of shares of registrable stock then held by each of the holders of such registration rights, respectively. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 4(b) prior to the effectiveness of such registration whether or not Holder has elected to include Warrant Shares in such registration. Any sales of Warrant Shares pursuant to a registration pursuant to this Section 4(b) shall be effected through the underwriter of such registered offering. A registration of Warrant Shares pursuant to this Section 4(b) shall not be counted against the Holder's right to demand registration pursuant to Section 4(a). The registration rights described in this Section 4(b) shall terminate prior to the three-year period described above in this Section 4(b) if, and as of such time, all of the Warrant Shares may be sold or transferred by Holder in one or more transactions pursuant to Rule 144 under the Act (or any success or rule thereto) either without volume limitations or in compliance with any applicable volume limitations, it being understood that the foregoing shall not affect or limit Holder's registration rights under this Section 4(b) with respect to any Warrant Shares which are not so transferrable pursuant to Rule 144.

         (c) In connection with any registration of Warrant Shares pursuant to this Section 4, the Company agrees to take all reasonable action necessary to facilitate the sale of the registered Warrant Shares, including furnishing to Holder such number of prospectuses reasonably required by Holder to dispose of the Warrant Shares, using its best efforts to register or qualify the Warrant Shares under the Act and applicable blue sky laws (such action being herein called a "Filing" or the "Filing) and delivering underwriting agreements and other documents customarily delivered by issuers in connection with public offerings. The Company shall not be required to ensure the availability of a prospectus meeting the requirements of the Act in connection with any Filings made pursuant to this Section 4 for a period greater than is required to complete the marketing arrangements with respect to the securities in such Filings, and in no event for a period greater than 90 days (or such greater period as may be required by law for the delivery of such a prospectus).

         (d) All expenses, filing fees and other costs incurred by the Company in connection with any registration of Warrant Shares pursuant to this Section 4 shall be borne by the Company; provided, however, that Holder shall pay the underwriting discounts and commissions applicable to the sale of Warrant Shares in accordance with the underwriter's customary compensation practices, and shall pay any fees and disbursements of counsel retained by Holder (other than counsel also retained by the Company).

    5. COMMON STOCK. The Company covenants and agrees that all shares of Common Stock which may be issued upon exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable and no personal liability will attach to the holder thereof. The Company further covenants and agrees that, during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock for issuance upon exercise of this Warrant.

    6.   NO STOCKHOLDER RIGHTS.   This Warrant shall not entitle Holder to
any voting rights or other rights as a stockholder of the Company.

    7.   ADJUSTMENT OF RIGHTS.    In the event that the outstanding shares of
Common Stock of the Company are at any time increased or decreased or changed into or exchanged for a different number or kind of share or other security of the Company or of another corporation through reorganization, merger, consolidation, liquidation, recapitalization, stock split, combination of shares, stock dividends payable with respect to such Common Stock or any event similar to any of the foregoing, appropriate adjustments in the number, kind and price of such securities then subject to this Warrant shall be made effective as of the date of such occurrence so that the position of Holder upon exercise will be the same as it would have been had he owned immediately prior to the occurrence of such event the number of shares of Common Stock subject to this Warrant. Such adjustment shall be made successively whenever any event listed above shall occur and the Company will notify Holder of the Warrant of each such adjustment. Any fraction of a share resulting from any adjustment shall be eliminated and the price per share of the remaining shares subject to this Warrant adjusted accordingly.

    8.  NOTICES OF CERTAIN EVENTS.     The Company shall give Holder at least
twenty (20) days prior written notice of any proposed record date for the purpose of determining stockholders entitled to receive any dividend or other distribution or to participate in any merger, consolidation, reorganization or other similar significant event.

    9. NOTICES. Unless applicable law requires a different method of giving notice, any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing. Assuming that the contents of a notice meet the requirements of the specific Section of this Warrant which mandates the giving of that notice, a notice shall be validly given or made to another party if served either personally or if mailed, postage prepaid, or if transmitted by telegraph, telecopy or other electronic written transmission device or if sent by overnight courier service, and if addressed to the applicable party as set forth below. If such notice, demand or other communication is served personally, service shall be conclusively deemed made at the time of such personal service. If such notice, demand or other communication is given by mail, service shall be conclusively deemed given upon the earlier of receipt or seventy-two (72) hours after the sent via certified United States mail, postage prepaid, return receipt requested. If such notice, demand or other communication is given by overnight courier, or electronic transmission, service shall be conclusively made at the time of confirmation of delivery. The addresses for Holder and the Company are as follows:

    If to Holder:            Bell & Howell Company
                             5215 Old Orchard Road
                             Skokie, IL 60077
                             Attn: President

    If to the Company:       Scoop, Inc.
                             2540 Red Hill Avenue
                             Suite 100
                             Santa Ana, CA 92705
                             Attn: President

Either party hereto may change its address for the purpose of receiving notices, demands and other communications as herein provided by a written notice given in the aforesaid manner to the other party hereto.

    10. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the internal laws of California without regard to the principles of choice of law or conflicts of law thereof.

    IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer, and to be dated as of the date set forth above.

                                SCOOP, INC.


                                By: /s/ Karl-Magnus S. Karlsson
                                    ------------------------------------------
                                    Karl-Magnus S. Karlsson
                                    President and Chief Executive Officer

The foregoing terms are acknowledged, accepted and agreed to as of the date of this Warrant:

BELL & HOWELL COMPANY


By /s/ Nils A. Johansson
   --------------------------------
   Nils A. Johansson
   Executive Vice President and
   Chief Financial Officer

                                    PURCHASE FORM

                     (To be signed only upon exercise of Warrant)

    The undersigned, the holder of the foregoing Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant to purchase ________ shares of Common Stock at the exercise price of $6.50 per share, ________ shares of Common Stock at the exercise price of $10.00 per share, and _________ shares of Common Stock at the Exercise Price of $15.00 per share, and herewith makes payment of an aggregate of $ _______ therefor, and requests that the certificates for shares of Common Stock be issued in the name of, and delivered to, the undersigned whose address is set forth below.

     Dated:__________, ___


                                       --------------------------------------
                                       Name of Holder

                                       By:
                                          -----------------------------------
                                          Signature

                                       --------------------------------------
                                       Print Name and Title

                                       --------------------------------------
                                       Number and Street

                                       --------------------------------------
                                       City, State and Zip Code

                                    TRANSFER FORM

                     (To be signed only upon transfer of Warrant)

     For value received, the undersigned hereby sells, assigns, and transfers unto the transferee named below all of the undersigned's right, title and interest in and to the attached Warrant, with respect to the number of shares of Common Stock of Scoop, Inc. set forth below and irrevocably authorizes the Company to make such transfer on the books of the Company.

 Name and Address   Social Security or     Numbers of Shares    Exercise
 of Transferee      Taxpayer I.D. Number   of Common Stock      Price
 ----------------   --------------------   -----------------    --------





     Dated: ___________, ___


                                       --------------------------------------
                                       Name of Holder

                                       By:
                                          -----------------------------------
                                          Signature

                                       --------------------------------------
                                       Print Name and Title

                                       --------------------------------------
                                       Number and Street

                                       --------------------------------------
                                       City, State and Zip Code

In the presence of:


--------------------------------